Exhibit 99.1

Dipexium Pharmaceuticals Reports Second Quarter 2015 Financial Results

-Management to Host Conference Call Today, August 13, 2015, at 8:30 a.m. ET-

NEW YORK, August 13, 2015 /PRNewswire/ — Dipexium Pharmaceuticals, Inc. (Nasdaq: DPRX), a late-stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, broad-spectrum, topical antibiotic peptide, today reported financial results for the quarter ended June 30, 2015.

“We made significant progress in all areas of our business in the second quarter,” said David P. Luci, President and CEO of Dipexium Pharmaceuticals. “Most notably, we received guidance from the European Medicines Agency regarding Locilex’s European clinical and regulatory pathway. In addition, we completed our secondary public offering of common stock in June 2015, raising $19.7 million in net proceeds. The additional capital will be available for general corporate purposes, including use to conduct a marketing launch of Locilex in the U.S., and potentially in the European Union, upon successful completion of the OneStep studies and related regulatory approvals.”

Mr. Luci continued, “In terms of Locilex manufacturing, we scaled up our active pharmaceutical ingredient lots and are in the process of scaling up our formulated product supply. These steps have been taken to make the product supply chain more efficient during the commercialization period and may reduce the product’s anticipated cost of goods.  We also completed a Locilex microbiology study in pathogens resistant to other topical antimicrobials, and we look forward to presenting these data at the ICAAC/ICC 2015 meeting in September.”

Financial Results for the Second Quarter of 2015

For the three months ended June 30, 2015, Dipexium reported a net loss of $4.0 million, compared to a net loss of $3.9 million for the three months ended June 30, 2014, an increase of $0.1 million.  The change was primarily due to a $0.4 million increase in professional and administrative costs and stock-based compensation expenses, partially offset by a decrease in research and development expenses of $0.3 million due to the higher manufacturing expenses in 2014 related to the commencement of clinical trials.

For the six months ended June 30, 2015, Dipexium reported a net loss of $8.2 million, compared to a net loss of $6.5 million for the six months ended June 30, 2014, an increase of $1.7 million. This change was primarily due to a $2.1 million increase in general and administrative expenses, offset by a $0.4 million decrease in research and development expenses. The increase in general and administrative expenses is primarily attributable to an increase of $1.7 million for stock-based compensation expenses and a $0.4 million increase in professional and administrative expenses. Research and development expenses decreased slightly due to manufacturing and other expenses in 2014 related to the commencement of clinical trial work.

Net cash used in operating activities for the six months ended June 30, 2015 was $6.2 million. At June 30, 2015, the Company had cash and short-term investments of $40.7 million, compared to $27.0 million at December 31, 2014. The increase in cash was due to the Company’s common stock offering in June 2015, which provided net proceeds of $19.7 million. The Company’s cash balance is currently anticipated to fund operations through 2017.

Conference Call & Webcast Information

Dipexium will host a conference call today beginning at 8:30 a.m. Eastern Time, during which management will discuss Dipexium’s financial results and recent developments. Access to the live call is available by dialing 877-407-8012 (U.S. & Canada) or 412-902-1013 (international) five minutes prior to the start of the call. A live and archived audio webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at www.dipexiumpharmaceuticals.com, under the IR Calendar tab. The archived webcast will remain available on the Company’s website for 30 days following the call.

About Dipexium Pharmaceuticals

Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX) is a late-stage pharmaceutical company focused on the development and commercialization of Locilex (pexiganan cream 0.8%), a novel, broad-spectrum, topical antibiotic peptide. Initially, Locilex is targeted for the treatment of mild infections of diabetic foot ulcers. Based on a compilation of available clinical and microbiology data, Dipexium also considers Locilex to be a promising product candidate to treat other mild and moderate skin and skin structure infections, including infected decubitus ulcers, infected burns, infected surgical wounds and nasal colonization of methicillin-resistant staphylococcus aureus (MRSA). For more information, visit www.dipexiumpharmaceuticals.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements relating to our anticipated clinical and regulatory development of our product candidate, including development for the European market and development of an intravenous formulation; our cash position; cash flows; business strategies and initiatives; and other matters. We have based these forward-looking statements on the assumptions, expectations and projections about future events that we hold at the time the statements are made. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections, our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our beliefs at the time the statements are made. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, nor any other information provided in a conference call, webcast, news release, SEC filing or website.

DIPEXIUM PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$28,689,258	$27,040,325
Short-term Investments	11,991,949	—
Prepaid Expenses	229,547	120,128
TOTAL CURRENT ASSETS	40,910,754	27,160,453

OTHER ASSETS
Security Deposit	49,385	49,385
TOTAL OTHER ASSETS	49,385	49,385

TOTAL ASSETS	$40,960,139	$27,209,838

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$1,169,156	$1,260,598
TOTAL LIABILITIES	1,169,156	1,260,598

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock: $.001 par value, 30,000,000 shares authorized, 10,269,507 and 8,538,329 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	10,269	8,538
Additional paid-in capital	70,318,604	48,259,451
Accumulated deficit	(30,537,890)	(22,318,749)
TOTAL SHAREHOLDER’S EQUITY	39,790,983	25,949,240

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,960,139	$27,209,838

DIPEXIUM PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES	$—	$—	$—	$—

EXPENSES

OPERATING EXPENSES
Research and Development Expenses	2,290,266	2,592,917	3,999,665	4,409,607
General and Administrative Expenses	1,744,257	1,327,567	4,222,684	2,054,716

TOTAL OPERATING EXPENSES	4,034,523	3,920,484	8,222,349	6,464,323

LOSS FROM OPERATIONS	(4,034,523)	(3,920,484)	(8,222,349)	(6,464,323)

Interest Income	2,615	371	3,208	371

NET LOSS	$(4,031,908)	$(3,920,113)	$(8,219,141)	$(6,463,952)

LOSS PER SHARE
Basic and diluted net loss per common share	$(0.47)	$(0.46)	$(0.96)	$(0.90)

Weighted average common shares/units outstanding basic and diluted	8,584,554	8,537,877	8,568,441	7,151,252

Company Contacts:

David P. Luci
President & Chief Executive Officer
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com

David Garrett
Vice President, Finance & Corporate Development
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com

© 2015 Dipexium Pharmaceuticals, Inc.  All rights reserved.